EXHIBIT 4.3

                       RECOGNITION AND RETENTION PLAN FOR

                                    OFFICERS

                                       OF

                           TAPPAN ZEE FINANCIAL, INC.






                         ------------------------------









                            ADOPTED ON MARCH 25, 1996
                          EFFECTIVE AS OF JULY 11, 1996
                      INCORPORATING AMENDMENT NOS. 1 AND 2

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                                    ARTICLE I

                                     PURPOSE
SECTION 1.1       GENERAL PURPOSE OF THE PLAN...............................  1

                                   ARTICLE II

                                   DEFINITIONS
SECTION 2.1       AWARD.....................................................  1
SECTION 2.2       AWARD DATE................................................  1
SECTION 2.3       BANK......................................................  1
SECTION 2.4       BENEFICIARY...............................................  1
SECTION 2.5       BOARD.....................................................  1
SECTION 2.6       CHANGE OF CONTROL.........................................  2
SECTION 2.7       CODE......................................................  3
SECTION 2.8       COMMITTEE.................................................  3
SECTION 2.9       COMPANY...................................................  3
SECTION 2.10      DISABILITY................................................  3
SECTION 2.11      DISINTERESTED BOARD MEMBER................................  3
SECTION 2.12      EFFECTIVE DATE............................................  4
SECTION 2.13      ELIGIBLE EMPLOYEE.........................................  4
SECTION 2.14      EXCHANGE ACT..............................................  4
SECTION 2.15      PERSON....................................................  4
SECTION 2.16      PLAN......................................................  4
SECTION 2.17      QUALIFIED DOMESTIC RELATIONS ORDER........................  4
SECTION 2.18      RETIREMENT................................................  4
SECTION 2.19      SHARE.....................................................  4
SECTION 2.20      TERMINATION FOR CAUSE.....................................  4
SECTION 2.21      TRUST.....................................................  5
SECTION 2.22      TRUST AGREEMENT...........................................  5
SECTION 2.23      TRUST FUND................................................  5
SECTION 2.24      TRUSTEE...................................................  5


                                   ARTICLE III

                                 ADMINISTRATION
SECTION 3.1       COMMITTEE.................................................  5
SECTION 3.2       COMMITTEE ACTION..........................................  5
SECTION 3.3       COMMITTEE RESPONSIBILITIES................................  6



                                       (i)

                                                                            Page
                                                                            ----

                                   ARTICLE IV

                                 THE TRUST FUND
SECTION 4.1       CONTRIBUTIONS.............................................  6
SECTION 4.2       THE TRUST FUND............................................  6
SECTION 4.3       INVESTMENTS...............................................  7


                                    ARTICLE V

                                     AWARDS
SECTION 5.1       IN GENERAL................................................  7
SECTION 5.2       SIZE OF AWARD.............................................  7
SECTION 5.3       SHARE ALLOCATIONS.........................................  8
SECTION 5.4       DIVIDEND RIGHTS...........................................  8
SECTION 5.5       VOTING RIGHTS.............................................  8
SECTION 5.6       TENDER OFFERS.............................................  9
SECTION 5.7       LIMITATIONS ON AWARDS.....................................  9


                                   ARTICLE VI

                       VESTING AND DISTRIBUTION OF SHARES
SECTION 6.1       VESTING OF SHARES......................................... 10
SECTION 6.2       DESIGNATION OF BENEFICIARY................................ 11
SECTION 6.3       MANNER OF DISTRIBUTION.................................... 11
SECTION 6.4       TAXES..................................................... 11


                                   ARTICLE VII

                            AMENDMENT AND TERMINATION
SECTION 7.1       TERMINATION............................................... 12
SECTION 7.2       AMENDMENT................................................. 12
SECTION 7.3       ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION..... 12

                                  ARTICLE VIII

                                  MISCELLANEOUS
SECTION 8.1       STATUS AS AN EMPLOYEE BENEFIT PLAN........................ 13
SECTION 8.2       NO RIGHT TO CONTINUED EMPLOYMENT.......................... 13
SECTION 8.3       CONSTRUCTION OF LANGUAGE.................................. 13
SECTION 8.4       GOVERNING LAW............................................. 14
SECTION 8.5       HEADINGS.................................................. 14
SECTION 8.6       NON-ALIENATION OF BENEFITS................................ 14
SECTION 8.7       NOTICES................................................... 14
SECTION 8.8       APPROVAL OF SHAREHOLDERS.................................. 15

                                      (ii)

                   RECOGNITION AND RETENTION PLAN FOR OFFICERS
                                       OF
                           TAPPAN ZEE FINANCIAL, INC.



                                    ARTICLE I

                                     PURPOSE


                  SECTION 1.1       GENERAL PURPOSE OF THE PLAN.

                  The purpose of the Plan is to promote the growth and profitability of Tappan Zee Financial, Inc. and to provide certain key officers and employees of Tappan Zee Financial, Inc. with an incentive to achieve corporate objectives, to attract and retain key officers and employees of outstanding competence and to provide such officers and employees with an equity interest in Tappan Zee Financial, Inc.



                                   ARTICLE II

                                   DEFINITIONS


                  The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

                  SECTION 2.1 AWARD means a grant of Shares to an Eligible Employee pursuant to section 5.1.

                  SECTION 2.2 AWARD DATE means, with respect to a particular Award, the date specified by the Committee in the notice of the Award issued to the Eligible Employee by the Committee, pursuant to section 5.1.

                  SECTION 2.3 BANK means Tarrytowns Bank, FSB, a federally chartered stock savings bank, and any successor thereto.

                  SECTION 2.4 BENEFICIARY means the Person designated by an Eligible Employee pursuant to section 6.2, to receive distribution of any Shares available for distribution to such Eli gible Employee, in the event such Eligible Employee dies prior to receiving distribution of such Shares.

                  SECTION 2.5 BOARD means the Board of Directors of Tappan Zee Financial, Inc.

                  SECTION 2.6 CHANGE OF CONTROL means any of the following events:

                  (a) approval by the stockholders of Tappan Zee Financial, Inc. of a transaction that would result in the reorganization, merger or consolidation of Tappan Zee Financial, Inc. with one or more other persons, other than a transaction following which:

                           (i) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in Tappan Zee Financial, Inc.; and

                           (ii) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of Tappan Zee Financial, Inc.;

                  (b) the acquisition of all or substantially all of the assets of Tappan Zee Financial, Inc. or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of Tappan Zee Financial, Inc. entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of Tappan Zee Financial, Inc. of any transaction which would result in such an acquisition;

                  (c) a complete liquidation or dissolution of Tappan Zee Financial, Inc., or approval by the stockholders of Tappan Zee Financial, Inc. of a plan for such liquidation or dissolution;

                  (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Tappan Zee Financial, Inc. do not belong to any of the following groups:

                           (i) individuals who were members of the Board of Directors of Tappan Zee Financial, Inc. on the Effective
                  Date of this Plan; or

                           (ii) individuals who first became members of the Board of Directors of Tappan Zee Financial, Inc. after the Effective Date of this Plan either:

                                    (A) upon election to serve as a member of
                           the Board of Directors of Tappan Zee Financial, Inc. by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (B) upon election by the stockholders of
                           Tappan Zee Financial, Inc. to serve as a member of the Board of Tappan Zee Financial, Inc., but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of Tappan Zee Financial, Inc., or of a nominating committee thereof, in office at the time of such first nomination;

                  PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Tappan Zee Financial, Inc.; or

                  (e) any event which would be described in section 2.6(a), (b),
         (c) or (d) if the term "Bank" were substituted for the term "Tappan Zee Financial, Inc." therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, by Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.6, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  SECTION 2.7 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

                  SECTION 2.8 COMMITTEE means the Committee described in section 3.1.

                  SECTION 2.9 COMPANY means Tappan Zee Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution.

                  SECTION 2.10 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

                  SECTION 2.11 DISINTERESTED BOARD MEMBER means a member of the Board who (a) is not a current employee of the Company, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director and (d) is not currently and for a period of at least one year has not been eligible for discretionary awards under any stock compensation plan of the Company. The term Disinterested

Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

                  SECTION 2.12 EFFECTIVE DATE means July 11, 1996.

                  SECTION 2.13 ELIGIBLE EMPLOYEE means any employee whom the Committee may determine to be a key officer or employee of the Company and select to receive an Award pursuant to the Plan.

                  SECTION 2.14 EXCHANGE ACT means the Security and Exchange Commission Exchange Act of 1934.

                  SECTION 2.15 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

                  SECTION 2.16 PLAN means the Recognition and Retention Plan for Officers of Tappan Zee Financial, Inc, as amended from time to time.

                  SECTION 2.17 QUALIFIED DOMESTIC RELATIONS ORDER means a Domestic Relations Order that: (a) clearly specifies (i) the name and last known mailing address of the Award holder and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Award holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and (b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order. For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of an Award holder.

                  SECTION 2.18 RETIREMENT means retirement at the normal or early retirement date as set forth in any tax-qualified retirement plan of the Bank.

                  SECTION 2.19 SHARE means a share of common stock of Tappan Zee Financial, Inc., par value $.01 per share.

                  SECTION 2.20 TERMINATION FOR CAUSE means termination of employment with the Company upon the occurrence of any of the following: (A) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony;
(B) the employee is convicted of, or pleads guilty or NOLO CONTENDERE to, a felony or any crime involving moral turpitude; (C) the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Company; (D) the employee breaches his fiduciary duties to the Company for personal profit; or (E) the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company.

                  SECTION 2.21 TRUST means the legal relationship created by the Trust Agreement pursuant to which the Trustee holds the Trust Fund in trust. The Trust may be referred to as the "Restricted Stock Plan Trust of Tappan Zee Financial, Inc."

                  SECTION 2.22 TRUST AGREEMENT means the agreement between Tappan Zee Financial, Inc. and the Trustee therein named or its successor pursuant to which the Trust Fund shall be held in trust.

                  SECTION 2.23 TRUST FUND means the corpus (consisting of contributions paid over to the Trustee, and investments thereof), and all earnings, appreciations or additions thereof and thereto, held by the Trustee under the Trust Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

                  SECTION 2.24 TRUSTEE means the Trustee of the Trust Fund from time to time in office. The Trustee shall serve as Trustee until it is removed or resigns from office and is replaced by a successor Trustee or Trustees appointed by Tappan Zee Financial, Inc.



                                   ARTICLE III

                                 ADMINISTRATION


                  SECTION 3.1       COMMITTEE.

                  The Plan shall be administered by a Committee consisting of the members of the Compensation Committee of Tappan Zee Financial, Inc. who are Disinterested Board Members. If fewer than three members of the Compensation Committee are Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.


                  SECTION 3.2       COMMITTEE ACTION.

                  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.


                  SECTION 3.3       COMMITTEE RESPONSIBILITIES.

                  Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

                  (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

                  (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

                  (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.



                                   ARTICLE IV

                                 THE TRUST FUND


                  SECTION 4.1       CONTRIBUTIONS.

                  Tappan Zee Financial, Inc. shall contribute, or cause to be contributed, to the Trust, from time to time, such amounts of money or property as shall be determined by the Board, in its discretion. No contributions by Eligible Employees shall be permitted.


                  SECTION 4.2       THE TRUST FUND.

                  The Trust Fund shall be held and invested under the Trust Agreement with the Trustee. The provisions of the Trust Agreement shall include provisions conferring powers on the Trustee as to investment, control and disbursement of the Trust Fund, and such other provi sions not inconsistent with the Plan as may be prescribed by or under the authority of the Board. No bond or security shall be required of any Trustee at any time in office.

                  SECTION 4.3       INVESTMENTS.

                  The Trustee shall invest the Trust Fund in Shares and in such other investments as may be permitted under the Trust Agreement, including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Company, in such proportions as shall be determined by the Committee; PROVIDED, HOWEVER, that in no event shall the Trust Fund be used to purchase more than Forty-Five Thousand Three Hundred and Sixty (45,360) Shares. Notwithstanding the immediately preceding sentence, the Trustee may temporarily invest the Trust Fund in short-term obligations of, or guaranteed by, the U.S. Government or an agency thereof, or the Trustee may retain the Trust Fund uninvested or may sell assets of the Trust Fund to provide amounts required for purposes of the Plan.



                                    ARTICLE V

                                     AWARDS


                  SECTION 5.1       IN GENERAL.

                  Subject to the limitations of section 5.7, the Committee may, in its discretion, make an Award of Shares held in the Trust Fund to an Eligible Employee. Any such Award shall be evidenced by a written notice issued by the Committee to the Eligible Employee, which notice shall:

                  (a)      specify the number of Shares covered by the Award;

                  (b)      specify the Award Date;

                  (c) specify the dates on which such Shares shall become available for dis tribution to the Eligible Employee, in accordance with section 6.1; and

                  (d) contain such other terms and conditions not inconsistent with the Plan as the Board may, in its discretion, prescribe.


                  SECTION 5.2       SIZE OF AWARD.

                  Subject to section 5.7 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee may be granted an Award shall be determined by the Committee in its discretion; PROVIDED HOWEVER, that in no event shall the number of Shares allocated to an Eligible Employee in an Award exceed the number of Shares then held in the Trust and not allocated in connection with other Awards.

                  SECTION 5.3       SHARE ALLOCATIONS.

                  Upon the grant of an Award to an Eligible Employee, the Committee shall notify the Trustee of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Trustee shall reflect that such number of Shares are being held for the benefit of the Award recipient.


                  SECTION 5.4       DIVIDEND RIGHTS.

                  (a) Any cash dividends or distributions declared and paid with respect to Shares in the Trust Fund that are, as of the record date for such dividend, allocated to an Eligible Employee in connection with an Award shall be held in the Trust Fund and distributed to such Eligible Employee (with any earnings attributable thereto) at the same time as the related Shares; PROVIDED, HOWEVER, effective as of July 11, 1997, any such dividends or distributions declared and paid shall be promptly distributed to such Eligible Employee. Any cash dividends declared and paid with respect to Shares that are not, as of the record date for such dividend, allocated in connection with any Award shall, at the direction of the Committee, be held in the Trust or used to pay the administrative expenses of the Plan, including any compensation due to the Trustee.

                  (b) Any dividends or distributions declared and paid with respect to Shares in property other than cash shall be held in the Trust Fund. If, as of the record date for such dividend or distribution, the Shares with respect to which it is paid are allocated to an Eligible Employee in connection with an Award, the property so distributed shall be similarly allocated such Eligible Employee in connection with such Award and shall be held for distribution or forfeiture in accordance with the terms and conditions of the Award.


                  SECTION 5.5       VOTING RIGHTS.

                  (a) Each Eligible Employee to whom an Award has been made that is not fully vested shall have the right to direct the manner in which all voting rights appurtenant to the Shares related to such Award will be exercised while such Shares are held in the Trust Fund. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Employee, then the voting rights appurtenant to the Shares allocated to him shall not be exercised.

                  (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all voting rights appurtenant to such Shares shall be exercised by the Trustee in such manner as the Committee shall direct to reflect the voting directions given by Eligible Employees with respect to Shares allocated in connection with their Awards.

                  (c) The Committee shall furnish, or cause to be furnished, to each Eligible Employee, all annual reports, proxy materials and other information furnished by Tappan Zee Financial, Inc., or by any proxy solicitor, to the holders of Shares.


                  SECTION 5.6       TENDER OFFERS.

                  (a) Each Eligible Employee to whom an Award has been made that is not fully vested shall have the right to direct, with respect to the Shares related to such Award, the manner of response to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Employee, then the Shares shall not be tendered or exchanged.

                  (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all responses to tender, exchange and other offers appurtenant to such Shares shall be given by the Trustee in such manner as the Committee shall direct to reflect the responses given by Eligible Employees with respect to Shares allocated in connection with their Awards.

                  (c) The Committee shall furnish, or cause to be furnished, to each Eligible Employee, all information furnished by the offeror to the holders of Shares.


                  SECTION 5.7       LIMITATIONS ON AWARDS.

                  (a)      Notwithstanding anything in the Plan to the contrary:

                           (i) No Award shall be granted under the Plan prior to
                  the date on which the Plan is approved by the holders of a majority of the Shares of outstanding on such date and eligible to vote upon the proposal to approve the Plan;

                           (ii) No individual may be granted Awards under the Plan covering in excess of Sixteen Thousand Two Hundred (16,200) Shares;

                           (iii) Each Award granted under the Plan shall become
                  vested and distributable as follows:

                                    (A)     prior to the first anniversary of
                  the date on which the Award is granted, the Award shall not be exercisable;

                                    (B) on the first anniversary of the date on
                           which the Award is granted, the Award will be vested as to twenty percent (20%) of the Shares subject to the Award when granted;

                                    (C) on the second anniversary of the date on
                           which the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

                                    (D) on the third anniversary of the date on
                           which the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

                                    (E) on the fourth anniversary of the date on
                           which the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted; and

                                    (F) on the fifth anniversary of the date on
                           which the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

         PROVIDED, HOWEVER, that such an Award shall become fully vested on the date of the Award holder's death, Disability, or Retirement or upon the date of a Change of Control of the Company; AND PROVIDED, FURTHER, that the Committee, in its discretion, may establish a different vesting schedule in a particular case or as a matter of policy.

                  (b) An Award by its terms shall not be transferable by the Eligible Employee other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Recipient, only to the Recipient, except to the extent provided otherwise pursuant to the terms of a Qualified Domestic Relations Order.




                                   ARTICLE VI

                       VESTING AND DISTRIBUTION OF SHARES


                  SECTION 6.1       VESTING OF SHARES.

                  Subject to the terms and conditions of the Plan, each Award made under the Plan shall become vested at the times and upon the conditions specified by the Committee in the Award notice; PROVIDED, HOWEVER, that an Award shall become fully vested on the date of the Award holder's death, Disability or Retirement or upon the date of a Change of Control of the Company;

AND PROVIDED, FURTHER, that the Committee, in its discretion, may establish a different vesting schedule in a particular case or as a matter of policy.


                  SECTION 6.2       DESIGNATION OF BENEFICIARY.

                  An Eligible Employee who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Employee dies prior to the Eligible Employee, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Eligible Employee's death shall be paid to the executor or administrator of the Eligible Employee's estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

                  SECTION 6.3       MANNER OF DISTRIBUTION.

                  (a) As soon as practicable following the date any Shares granted pursuant to an Award become vested pursuant to section 6.1, the Committee shall take such actions as are necessary to cause the transfer of record ownership of the Shares that have become vested from the Trustee to the Award holder and shall cause the Trustee to distribute to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

                  (b) The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Employee or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

                  SECTION 6.4       TAXES.

                  The Company, the Committee or the Trustee shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION


                  SECTION 7.1       TERMINATION.

                  The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; PROVIDED, HOWEVER, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Plan, the Trustee shall make distributions from the Trust Fund in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust Fund, if any, to Tappan Zee Financial, Inc.

                  SECTION 7.2       AMENDMENT.

                  The Board may amend or revise the Plan in whole or in part at any time; PROVIDED, HOWEVER, that if the amendment or revision:

                  (a) materially increases the benefits or Awards which may be granted under the Plan;

                  (b) materially increases the number of Shares which may be issued under the Plan; or

                  (c) materially modifies the requirements as to eligibility to receive Awards under the Plan;

         such amendment or revision shall be subject to approval by the shareholders of the Company.


                  SECTION 7.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

                  (a) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Tappan Zee Financial, Inc. is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares, the number of Shares held in the Trust Fund, including Shares covered by Awards, shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share; PROVIDED, HOWEVER, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Tappan Zee Financial, Inc. is not the surviving entity, the Trustee shall hold in the Trust Fund any money, stock, securities or other property received by holders of record of Shares in connection with such merger, consolidation, or other business reorganization. Any Award with respect to which Shares had been allocated to an Eligible Employee shall be adjusted by allocating to the Eligible Employee receiving such Award the amount of money, stock, securities or other property received by the Trustee for the Shares allocated to such Eligible Employee.

                  (c) Nothing in this section 7.3 shall be deemed to change the otherwise applicable vesting schedule for any Eligible Employee.


                                  ARTICLE VIII

                                  MISCELLANEOUS


                  SECTION 8.1       STATUS AS AN EMPLOYEE BENEFIT PLAN.

                  This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.


                  SECTION 8.2       NO RIGHT TO CONTINUED EMPLOYMENT.

                  Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Employee any right to a continuation of employment by the Company. The Company reserves the right to dismiss any Eligible Employee or otherwise deal with any Eligible Employee to the same extent as though the Plan had not been adopted.


                  SECTION 8.3       CONSTRUCTION OF LANGUAGE.

                  Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

                  SECTION 8.4       GOVERNING LAW.

                  The Plan shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America.

                  SECTION 8.5       HEADINGS.

                  The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.


                  SECTION 8.6       NON-ALIENATION OF BENEFITS.

                  The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a Qualified Domestic Relations Order.


                  SECTION 8.7       NOTICES.

                  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or 5 days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

                  (a)      If to the Stock Compensation Committee:

                           Tappan Zee Financial, Inc.
                           75 North Broadway
                           P.O. Box 187
                           Tarrytown, New York  10591

                           Attention:  CORPORATE SECRETARY

                  (b) If to an Eligible Employee, to the Eligible Employee's address as shown in the Company's personnel records.

                  SECTION 8.8       APPROVAL OF SHAREHOLDERS.

                  The Plan and all Awards granted hereunder shall be conditioned on the approval of the Plan by the holders of a majority of the Shares of Tappan Zee Financial, Inc. entitled to vote at an annual or special meeting of the holders of Shares held no earlier than April 5, 1996. No Award under the Plan shall be granted, nor shall any Shares be purchased or distributed, prior to such approval.